Exhibit 3.1(e)
                           CERTIFICATE OF DESIGNATION
                         FOR NEVADA PROFIT CORPORATIONS
                            (Pursuant to NRS 78.1955



1. Name of corporation: Safeguard Security Holdings, Inc. f/k/a Intellectual Properties, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

The Series A Preferred Stock shall consist of 400,000 shares. The powers, preferences, rights, restrictions, and other matters relating to the Series A Preferred Stock are as follows:

     1.  Dividends

         (a) The holders of the Series A Preferred Stock shall be entitled to receive dividends at the rate of $1.00 per share (as adjusted for any stock dividend, combinations or splits with respect to such shares) per annum, payable out of funds legally available therefore. Dividends shall accumulate and be payable quarterly in arrears at the end of each calendar quarter.

         (b) No dividend (other than those payable solely in the Common Stock of the Corporation) shall be paid on any share of the Corporation during any fiscal year of the Corporation until dividends in the total amount of $1.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) or the Series A Preferred Stock shall have been paid or declared and set apart during that fiscal year and any prior year in which dividends accumulated but remains unpaid, and no dividends shall be paid on any share of Common Stock unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this Section 1) is paid with respect to all outstanding shares of Series A Preferred Stock in an amount for each share of Series A Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Preferred Stock could then be converted.

                  Except as otherwise provided herein with respect to the Series A Preferred Stock, no right shall accrue to holders of shares of Series A Preferred Stock by reason of the fact that dividends on said shares are not declared or paid, nor shall any undeclared or unpaid dividends bear or accrue any interest.

         (c) In the event the Corporation shall declare a distribution (other than any distribution described in Section 2 or Section
                  3) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Preferred Stock of the number of shares of Common Stock of the Corporation into which their respective shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.
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     2.  Liquidation Preference

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $10.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on such shares for each share of Series A Preferred Stock then held by them.

         (b) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, and subject to the payment in full of the liquidation preferences with respect to the Series A Preferred Stock as provided in subparagraph (a) of this Section 2, the holders of the Common Stock shall be entitled to receive, prior and in preference to any further distribution of any assets or surplus funds of the Corporation to the holders of the Series A Preferred Stock by reason of their ownership thereof, the amount equal to the amount distributed as provided in subparagraph (a) of this
                  Section 2 (as adjusted for any stock dividends, combinations or splits with respect to such shares) for each share of Common Stock then held by them and no more. Subject to the payment in full of the liquidation preferences with respect to the Series A Preferred Stock as provided in subparagraph (a) of this Section 2, if upon the occurrence of such event, the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

         (c) After payment to the holders of the Common Stock and the Series A Preferred Stock of the amounts set forth in Sections 2(a) and (b) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and Series A Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred Stock then held by them.

         (d) For purposes of this Section 2, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or
                  (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A Preferred Stock and Common Stock to receive at the closing in cash, securities or other property (valued as provided in Section 2(e) below) amounts as specified in Sections 2(a) through 2(c) above.

         (e) Whenever the distribution provided for in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

     3.  Redemption

         (a) The shares of Series A Preferred Stock may be redeemed, in whole or in part, at any time and from time to time after December 31, 2004. Each such date set for redemption shall be deemed a "Discretionary Redemption Date." The Corporation shall effect such redemptions by paying in cash in exchange for the shares of Series A Preferred Stock to be redeemed a sum equal to $11.00 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all decalred or accumulated but unpaid dividends on such shares (the "Series A Redemption Price").

                  Any redemption effected pursuant to subparagraph (a) of this
                  Section 3 shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the shares of Series A Preferred Stock then held by them.

         (b) At least 15 but no more than 30 days prior to each Discretionary Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Discretionary Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the "Redemption Notice").

                  Except as provided in Section 3(c), on or after the Discretionary Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates representing such shares, as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         (c) From and after the Discretionary Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holder of the Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                  If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on any Discretionary Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Discretionary Redemption Date, but which it has not redeemed.

         (d) On or prior to each Discretionary Redemption Date, the Corporation shall deposit the Redemption Price of all shares of Series A Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Discretionary Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his share certificate to the Corporation pursuant to Section 3(b) above. As of the Discretionary Redemption Date, the deposit shall constitute full payment of the shares to their holders, and from and after the Discretionary Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust corporation payment of the Redemption Price of the shares without interest, upon surrender of their certificates therefore. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section 3(d) for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Section 5 hereof prior to the Discretionary Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section 3(d) remaining unclaimed at the expiration of two years following the Discretionary Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

     4.  Voting Rights

         (a) Each holder of shares of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted and shall have voting rights and powers equal to voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation.

                  Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held.

         (b) So long as any shares of the Series A Preferred Stock remain outstanding, in the event of a failure of the Corporation to pay dividends on the Series A Preferred Stock if such payment is required pursuant to Section 1 hereof ("Events of Default"), then the holders of the Series A Preferred Stock shall (immediately upon the giving of written notice to the Corporation by the holders of a majority of the then outstanding shares of Series A Preferred Stock), voting together as a single class, be entitled to elect the smallest number of directors that shall constitute a majority of the authorized number of directors of the Corporation, and the holders of the Common Stock shall be entitled to elect the remaining members of the Board of Directors. Upon the election by the holders of the Series A Preferred Stock, voting together as a single class, of the directors they are entitled to elect as hereinabove provided, the terms of office of all persons who were theretofore directors of the Corporation shall forthwith terminate, whether or not the holders of the Common Stock shall then have elected the remaining directors of the Corporation. If, after the election of a new Board of Directors pursuant to Section 4(c), the Events of Default are cured, then the holders of the Series A Preferred Stock shall be divested of the special voting rights specified in this section. However, the special voting rights of this section shall again accrue to the holders of the shares of the Series A Preferred Stock in case of any later occurrence of an Event of Default. Upon the termination of any such special voting rights as hereinabove provided, the Board of Directors shall promptly call a special meeting of the stockholders at which all directors will be elected, and the terms of office of all persons who are then directors of the Corporation shall terminate immediately upon the election of their successors.

         (c) Whenever under the provision of Section 4(b) hereof, the right shall have accrued to the holders of the Series A Preferred Stock to vote as a single class to elect a majority of the Corporation's directors, the Board of Directors shall, within ten days after delivery to the Corporation at its principal office of a request to such effect by the holders of a majority of the then outstanding holders of the Series A Preferred Stock, call a special meeting of stockholders for the election of directors, to be held upon not less than ten nor more than twenty days' notice to such holders. If such notice of meeting is not given with the ten days require above, the holders of Series A Preferred Stock requesting such meeting may also call such meeting and for such purposes shall have access to the stock books and records of the Corporation. At any meeting so called or at any other meeting held while the holders of shares of Series A Preferred Stock shall have the voting power provided in Section 4(b), the holders of a majority of the shares of Series A Preferred Stock present in person or by proxy or voting by written consent, shall be sufficient to constitute a quorum for the election of directors as herein provided. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Series A Preferred Stock pursuant to Section

                  4(b), the remaining directors so elected by that class may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one) elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant, provided that if there are no remaining directors so elected by that class, the vacancies may be filled by the affirmative vote of the holders of a majority of the shares of Series A Preferred Stock given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. Any directors who shall have been elected by the holders of Series A Preferred Stock or by any directors so elected as provided in the next preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of the Series A Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of Series A Preferred Stock represented at such meeting or pursuant to such written consent.

     5.  Conversion

The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth day prior to the Discretionary Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to such share of Series A Preferred Stock, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $10.00 by the Series A Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock (the "Series A Conversion Price") shall initially be $1.00 per share of Common Stock. Such initial Series A Conversion Price shall be adjusted as hereinafter provided.

                  The number of shares of Common Stock into which each share of Series A Preferred Stock shall be converted shall be increased by dividing the amount of any accrued or declared but unpaid dividends by the Series A Conversion Price. No fractional shares shall be issued but the number of shares of Common Stock to be issued shall be rounded in the manner set forth in
                  Section 4(a) hereof.

         (b) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. The

                  Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         (c)      Adjustments to Series A Conversion Price for Certain Diluting
                  Issues

                    (i) Special Definitions. For purposes of this Section 5(c), the following definitions shall apply:

                      (1) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire Common Stock, Series A Preferred Stock, or Convertible Securities (defined below).

                      (2) "Original Issue Date" shall mean the date on which a share of Series A Preferred Stock was first issued.

                      (3) "Convertible Securities "shall mean any evidences of indebtedness, shares (other than Common Stock and Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                      (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 5(c)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issuable or issued:

                          (A) upon conversion of shares of Series A Preferred
                              Stock;

                          (B) to officers, directors or employees of, are
                              consultants to, the Corporation pursuant to stock option or stock purchase plans or agreements but not exceeding 500,000 shares of Common Stock (not of any repurchases of such shares or cancellations or expirations of options), subject to adjustment for all subdivisions and combinations;

                          (C) as a dividend or distribution on Series A
                              Preferred Stock;

                          (D) upon exercise or conversion of options or warrants
                              outstanding as of the Original Issue Date; or

                          (E) for which adjustment of the Series A Conversion
                              Price is made pursuant to Section 5(d)

                    (ii) No Adjustment of Conversion Price. Any provision herein to the contrary not withstanding, no adjustment in the Conversion Price for a series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 5(c)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for such series of Preferred Stock in effect on the date of, and immediately prior to, such issue.

                    (iii) Deemed Issue of Additional Shares of Common Stock. In
                         the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options for Convertible Securities or for Series A Preferred Stock, the conversion or exchange of such Convertible Securities or Series A Preferred Stock shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                      (1) no further adjustments in the Series A Conversion Price shall be made upon the subsequent issue of such Convertible Securities, or Series A Preferred Stock or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities or Series A Preferred Stock;

                      (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock the number of shares issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price shall affect Common Stock previously issued upon conversion of Series A Preferred Stock);

                      (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                          (A) in the case of Convertible Securities or Options
                              for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefore was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange and

                          (B) in the case of Options for Convertible Securities
                              or Series A Preferred Stock only the Convertible Securities or Series A Preferred Stock, if any, actually issued upon the conversion thereof were issued at the time of issue of such Options, and exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5(c)) upon the issue of the Convertible Securities or Series A Preferred Stock with respect to which such Options were actually exercised;

                      (4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (a) the Series A Conversion Price on the original adjustment date, or (b) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                      (5) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made until the expiration or exercise of all such Options, where upon such adjustment shall be made in the same manner provided in clause
                            (3) above.

                    (iv) Adjustment of Conversion Price Upon Issuance of
                         Additional Shares of Common Stock.

                         In the event the Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5
                         (c)(iii) without consideration or for a consideration per share less than the Conversion Price with respect to any series of Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price for such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series A Preferred Stock, Convertible Securities, or outstanding options, warrants or other rights for the purchase of stock or convertible securities, solely as a result of the adjustment of the respective Conversion Prices (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing the adjustment in question.

                    (v)  Determination of Consideration.

                         For purposes of this Section 5(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                      (1)   Cash and Property. Such consideration shall:

                          (A) insofar, as it consists of cash, be computed at
                              the aggregate amount of cash received by the

                              Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                          (B) insofar as it consists of property other than
                              cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                          (C) in the event Additional Shares of Common Stock are
                              issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                      (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(c)(iii), relating to Options and Convertible Securities shall be determined by dividing:

                          (A) the total amount, if any, received or receivable
                              by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional considerations (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, in the case of Options for Convertible Securities or Series A Preferred Stock, the exercise of such Options for Convertible Securities or Series A Preferred Stock and the conversion or exchange of such Convertible Securities or Series A Preferred Stock by

                          (B) the maximum number of shares of Common Stock (as
                              set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

         (d) Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivision of Common Stock. In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for any series of Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

         (e) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 5(d) above or a merger or other reorganization referred to in Section 2(d) above), the Series A Conversion Price therein effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

         (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

         (g) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such series of Preferred Stock at the time in effect, and
                  (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

         (h) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;
                  (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of the Series A Preferred Stock:

                      1. at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                      2.    in the case of the matters referred to in (iii) and
                            (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

         (i) Issue Taxes. The Corporation shall pay any and all issue and other taxes that my be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto; provided; however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

         (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out if its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

         (k) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional shares. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

         (l) Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

     6.  Restrictions and Limitations.

         (a) So long as any shares of Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least 66 2/3% of the then outstanding shares of the Series A Preferred Stock:

                    (i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock otherwise than by redemption in accordance with Section 3 hereof or by conversion in accordance with Section 5 hereof;

                    (ii) Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment;

                    (iii) Authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Service A Preferred Stock as to dividend rights or redemption rights or liquidation preferences;

                    (iv) Effect any sale, lease, assignments, transfer, or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation (or any of its subsidiaries, or any reclassification or other change of any stock, or any recapitalization of the Corporation;

                    (v) Permit any subsidiary to issue or sell, or obligate itself to issue or sell, except to the Corporation or any wholly owned subsidiary, any stock of such subsidiary; or

                    (vi) Increase or decrease (other than by redemption or
                         conversion) the total number of authorized shares of Preferred Stock.

         (b) The Corporation shall not amend its Certificate of Incorporation or Bylaws without the approval, by vote or written consent, by the holders of 66 2/3% of a series of Preferred Stock if such amendment would change any of the rights, preferences or privileges provided for herein for the benefit of any shares of that series of Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or Bylaws without the approval of the holders of 66 2/3% of a series of Preferred Stock if such an amendment would:

                    (i) Reduce the dividend rates on that series of Preferred Stock provided for herein, or if cumulative, make such dividends non-cumulative, or defer the dates from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of that series of Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation;

                    (ii) Reduce the amount payable to the holders of that series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of that series of Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Corporation;

                    (iii) Reduce the Redemption Price specified in Section 3
                         hereof with respect to such series;

                    (iv) Cancel or modify the Conversion Rights of that series provided for in Section 5 hereof.

     7.  No Reissuance of Series A Preferred Stock

                  No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

3.  Effective date of filing (optional):
                                          -----------------------------

4.  Officer Signature (required):  /s/ W. Brown Glenn, Jr.
                                   -----------------------